DATED APRIL 24, 2025 PURETECH HEALTH PLC SECURITIES DEALING CODE Exhibit 11.1

CONTENTS INTRODUCTION .................................................................................................................................. 1 EXECUTIVE SUMMARY .................................................................................................................... 1 THE CODE ............................................................................................................................................. 2 1. WHO DOES THE CODE APPLY TO? .................................................................................... 2 2. WHEN YOU MUST NOT DEAL ............................................................................................. 2 3. CLEARANCE TO DEAL .......................................................................................................... 3 4. ANNOUNCEMENT OF PDMR DEALINGS .......................................................................... 4 5. DEALINGS PERMITTED DURING A CLOSE PERIOD ....................................................... 5 6. DEALINGS WHICH DO NOT REQUIRE PRIOR CLEARANCE ......................................... 7 7. YOUR CLOSELY ASSOCIATED PERSONS AND INVESTMENT MANAGERS ............. 8 8. PENALTIES .............................................................................................................................. 9 9. GENERAL ................................................................................................................................. 9 10. CONTACT ................................................................................................................................. 9 11. DEFINITIONS ........................................................................................................................... 9 SCHEDULE 1: INSIDER DEALING LAWS ...................................................................................... 13 SCHEDULE 2: DEALING REQUEST FORM .................................................................................... 15 SCHEDULE 3: DEALING NOTIFICATION ...................................................................................... 16 SCHEDULE 4: PDMR CONFIRMATION .......................................................................................... 19 SCHEDULE 5: PRO FORMA LETTER TO CLOSELY ASSOCIATED PERSONS ........................ 21 Part 1: Pro forma letter to closely associated persons .............................................................. 21 Part 2: Pro forma letter to investment managers ...................................................................... 23

1 PURETECH HEALTH PLC (the "Company") SECURITIES DEALING CODE INTRODUCTION The purpose of this securities dealing code ("Code") is to provide rules which help you to deal in the Company's securities without breaking the law. U.S. and U.K. securities laws regulate the sale and purchase of securities in the interest of protecting the investing public. U.S. and U.K. securities laws give the Company, its directors and employees the responsibility to ensure that information about the Company is not used unlawfully in dealings in securities. All directors and employees should pay particularly close attention to the laws against trading on inside information. These laws are based upon the belief that all persons dealing in a company’s securities should have equal access to all “material” information about that company. “Insider trading” occurs when any person purchases or sells a security while in possession of inside information relating to the security. Insider trading is a crime. This Code outlines your responsibilities to avoid insider trading and implements certain procedures to help you avoid even the appearance of insider trading. This Code also aims to ensure that there is transparency in your dealings. The Code therefore addresses: • who must comply with the Code; • when dealings in the Company's securities cannot take place; • the procedures for seeking clearance for a dealing; and • where relevant, your obligations to publicly disclose dealings. Nothing in this code sanctions a breach of the UK Market Abuse Regulation, the insider dealing provisions of the Criminal Justice Act 1993 or any other relevant legal or regulatory requirements. Words highlighted in bold are defined in paragraph 11. EXECUTIVE SUMMARY 1. There are certain periods during which you are not permitted to deal in the Company's securities, known as close periods. These are periods leading up to the publication or announcement of the Company's financial results and other periods during which there exists inside information concerning the Company (even if you do not have knowledge of this information yourself). 2. You may also be exposed to criminal or civil liability if you deal in the Company's securities when you are in possession of inside information about the Company, irrespective of whether the Company is in a close period. 3. With limited exceptions, you must always obtain clearance to deal in the Company's securities before any dealing takes place. Clearance must be sought in accordance with the procedures set out in the Code. 4. You must do everything you can to ensure that your closely associated persons and investment managers acting on your behalf comply with the Code.

2 5. The Code applies to any dealing in the Company's securities, including a sale or purchase, the grant or exercise of options, pledges, gifts and transactions in financial products that are referenced to the Company's securities (including derivatives). THE CODE 1. WHO DOES THE CODE APPLY TO? 1.1 The Code applies to: • each "person discharging managerial responsibility" (PDMR) in the Company - this means each director of the Company and any other senior executive whom the board of the Company has determined should be treated as a PDMR; • any other group employee or director who is an insider, that is, who has access to inside information relating to the Company and is required to be included on an insider list maintained by the Company, including “executive officers” as defined in Rule 3b-7 under the U.S. Securities Exchange Act of 1934, as amended (the “Exchange Act”); and • all other employees of the Company and the group. You are therefore subject to this Code because you are a PDMR and/or an insider and/or an employee. 2. WHEN YOU MUST NOT DEAL 2.1 Subject to limited exceptions, you cannot deal during the Company's close periods. These close periods are: Close period name When it starts When it ends Annual results To the extent the Company releases an announcement of the Company's preliminary annual results, the 1stth calendar day following the last day of the Company’s financial year or, if longer, 60 calendar days preceding the announcement of the Company's preliminary annual results Completion of the first full trading day following announcement of the Company's preliminary annual results To the extent the Company does not release an announcement of the Company's preliminary annual results, the first calendar day following the last day of the Company’s financial year or, if longer, 60 calendar days preceding the publication of its annual Completion of the first full trading day following publication of the Company's annual report and accounts

3 Close period name When it starts When it ends report and accounts Half year The first calendar day following the last day of the first six months of the Company’s financial year or, if longer, 60 calendar days preceding the announcement of the Company's interim results Completion of the first full trading day following announcement of the interim results Inside information The date and time that any inside information first exists in the Company Completion of the first full trading day following the date and time on which such inside information is publicly announced, or the date and time on which such inside information otherwise ceases to exist in the Company Generally, if you apply for clearance to deal during a close period, clearance will be refused. There may be limited exceptions to this, as set out in paragraph 5. 2.2 Irrespective of whether the Company is in a close period, you must never deal, attempt to deal, or recommend or encourage another to deal in the Company's securities when you are in possession of inside information about the Company. Non-compliance with this rule may expose you to criminal or civil sanctions under insider dealing laws (see schedule 1 for further details). 3. CLEARANCE TO DEAL 3.1 Save as set out in paragraph 6, you must not deal in the Company's securities unless you have received clearance to do so in advance. 3.2 If you or any of your closely associated persons wish to deal in the Company's securities at any time you must send a completed and signed Dealing Request Form (in the form set out in schedule 2) to the Company CEO. 3.3 Your request for clearance to deal will then be considered by the relevant person designated for this purpose, as set out below: Person requesting clearance Designated person In the absence of the designated person Employee Company Secretary CEO PDMR (other than the Chairman or CEO) Company Secretary CEO

4 Person requesting clearance Designated person In the absence of the designated person Company Secretary CEO Chair CEO Company Secretary Senior Independent Director Chairman Company Secretary Senior Independent Director The individuals designated to provide clearance shall have access to the CEO, Chair and/or Senior Independent Director to ensure that all appropriate information is considered prior to clearance being provided. 3.4 The relevant designated person will respond in writing to your request for clearance within five business days of the date of your request. You will receive a copy of your Dealing Request Form indicating whether the designated person has consented to the proposed dealing. Any refusal of clearance to deal is final and the Company reserves the right not to offer any explanation of such refusal. In such circumstances, it is likely that clearance to deal will have been refused because a matter generating inside information is under discussion within the Company, of which you may or may not be aware, or because an exceptional announcement is likely or imminent which may affect the Company's share price. 3.5 When submitting your Dealing Request Form, you will be required to confirm that you are not in possession of any inside information and undertake not to proceed with the transaction if this should change at any time before the transaction. If clearance to deal has been given, you or your relevant closely associated person must carry out the dealing within five business days of the date you receive consent. If you or your relevant closely associated person do not carry out the dealing within this time, clearance lapses and you must seek further clearance in accordance with paragraph 3.1 above before the dealing can take place. 3.6 You must submit a completed Dealing Notification (in the form set out in schedule 3) to the Company Secretary immediately after the dealing has occurred and in any event within one business day of the dealing. 3.7 The Company will keep a written record of each request to deal in the Company's securities whether or not clearance to deal was given. Where clearance is given, the Company will also keep a written record of the details of each dealing which subsequently takes place. 3.8 No dealing can be initiated or take place until you have been informed that clearance to deal has been given. 3.9 Additional copies of the Dealing Request Form and Dealing Notification may be obtained from the Company Secretary. 4. ANNOUNCEMENT OF PDMR DEALINGS 4.1 This paragraph 4 only applies to dealings conducted on the account of: 4.1.1 PDMRs; and 4.1.2 any of their closely associated persons.

5 4.2 PDMRs and their closely associated persons are required by the UK Market Abuse Regulation to notify dealings on their own account to both the Company and the Financial Conduct Authority within three business days of the dealing taking place. The Company must then announce the dealing publicly, also within three business days of the dealing taking place. To enable the Company to meet its legal obligation to publicly announce dealings within this timescale, the Company has decided to require dealings by PDMRs and their closely associated persons to be notified to it within one business day of the dealing taking place. 4.3 Therefore: 4.3.1 if you have received clearance for the proposed dealing pursuant to paragraph 3; or 4.3.2 the dealing is a type of dealing for which clearance is not required, as set out in paragraph 6, you must notify the dealing to the Company by submitting your completed Dealing Notification to the Company Secretary within one business day of the dealing taking place. Provided you have done this, the Company will submit your Dealing Notification to the Financial Conduct Authority on your behalf and will also publicly announce the dealing no later than three business days after the dealing has taken place. 4.4 You should be aware that the Company has decided that it will require notification to it of all dealings by PDMRs and their closely associated persons and that it will publicly announce all such dealings (ie no minimum threshold will apply). 4.5 If you think any proposed dealing may result in the holding of voting rights in the Company by you or your closely associated persons reaching or exceeding three per cent or (if already above three per cent) reaching, exceeding or falling below a percentage threshold, please contact the Company Secretary in advance of such dealing to discuss whether you or any closely associated person needs to make a further specific notification. 4.6 Please complete the confirmation attached to the Code at schedule 4 (this confirmation also requires you to identify your closely associated persons) and return it to the Company Secretary as soon as possible. 4.7 Pursuant to the UK Market Abuse Regulation, it is a PDMR's personal responsibility, and that of each closely associated persons of a PDMR, to give the Company and the Financial Conduct Authority full and accurate details of any dealings in the Company's securities carried out on such person's own account within the timescales set out in paragraph 4.3. In making the relevant dealing notifications to the Financial Conduct Authority, the Company acts solely on such person's behalf and will not be liable to the Financial Conduct Authority or anyone else if the information supplied by a PDMR or a closely associated person of a PDMR is inaccurate or incomplete. 5. DEALINGS PERMITTED DURING A CLOSE PERIOD During a close period, you must not deal in the Company's securities, either on your own account or for the account of a third party. Exceptionally, the Company may, at its sole discretion, permit dealings or otherwise give you clearance to deal in the following circumstances. If any of these circumstances apply, you must also be able to demonstrate that the dealing cannot take place at any time other than during a close period.

6 5.1 Exceptional circumstances The Company may give you clearance to sell (but not purchase) shares of the Company in extremely urgent, unforeseen and compelling circumstances, where their cause is external to you and where you have no control over them; provided that you are not in possession of inside information at the time. These may include circumstances in which you face a legally enforceable financial commitment or claim requiring the payment of a sum to a third party, including tax liability, and you cannot reasonably satisfy that financial commitment or claim by means other than an immediate sale of shares. You must consult with the Company Secretary immediately should such circumstances arise during a close period. 5.2 Share and savings schemes The Company may permit certain dealings in the Company's securities during a close period, pursuant to the Company's share plans but only usually in certain limited circumstances. For example, where any decision to award shares, grant options or exercise options during a close period was made before the Company entered into a close period and where any such dealings will occur without any further action being taken by you and where they cannot be influenced by you. Therefore, if you propose to exercise any option granted to you under any the Company share plan, sell any securities arising from such exercise or take any other action in relation to any the Company share plan during a close period, you must seek advice from the Company Secretary. 5.3 Dealings where beneficial ownership of securities does not change The Company may give you clearance to deal during a close period where the dealing does not result in any change to the beneficial ownership of such securities. The Company will take into account the specific circumstances of such a dealing when determining whether to give clearance. 5.4 Dealings under a trading plan 5.4.1 You may deal in the Company's securities pursuant to a trading plan if clearance has first been given in accordance with paragraph 3 of this Code to you entering into the plan and to any amendment to the plan. You must not cancel a trading plan unless clearance has first been given in accordance with paragraph 3 of this Code for its cancellation. 5.4.2 You must not enter into, amend or cancel a trading plan during a close period and clearance will not be given during a close period to the entering into, amendment or cancellation of a trading plan. 5.4.3 You may deal in the Company's securities during a close period pursuant to a trading plan if: 5.4.3.1 the trading plan was entered into before the close period; 5.4.3.2 clearance under paragraph 3 of this Code has been given to you entering into the trading plan and to any amendment to the trading plan before the close period; 5.4.3.3 the trading plan does not permit you to exercise any influence or discretion over how, when, or whether to effect dealings;

7 5.4.3.4 if you are a PDMR, the trading plan is structured such that no dealings under the plan can take place during a MAR closed period; and 5.4.3.5 if you are a PDMR, you ensure that all dealings pursuant to a trading plan undertaken on your behalf or on behalf of any of your closely associated persons are notified to the Company in accordance with paragraph 4. 6. DEALINGS WHICH DO NOT REQUIRE PRIOR CLEARANCE Other than dealings conducted on the account of a PDMR or by a PDMR for the account of a third party during a MAR closed period (during which, the provisions of paragraph 5 shall apply), the dealings set out in this paragraph do not require prior clearance under paragraph 3. However, dealings set out in this paragraph carried out for the account of PDMRs or their closely associated persons must be notified to the Company in accordance with paragraph 4. You are also reminded that you should never deal when in possession of inside information concerning the Company. 6.1 Undertakings or elections to take up entitlements under a rights issue or other offer (including an offer of the Company's securities in lieu of a cash dividend). 6.2 The take up of entitlements under a rights issue or other offer (including an offer of the Company's securities in lieu of a cash dividend). 6.3 The sale of sufficient entitlements nil-paid to take up the balance of the entitlements under a rights issue. 6.4 Undertakings to accept, or the acceptance of, a takeover offer. 6.5 Dealing where the beneficial interest in the relevant security of the Company does not change. 6.6 Transactions for nil consideration conducted between a PDMR and their spouse, civil partner, child or step-child for family or estate planning purposes. 6.7 Transfers of shares arising out of the operation of an employees' share scheme into a savings scheme investing in the Company's securities following: 6.7.1 exercise of an option under an approved SAYE option scheme without any open- market sale of securities (e.g., cash exercises of share options or the “net settlement” of restricted share units but not broker-assisted cashless exercises or open-market sales to cover taxes upon the vesting of restricted share units); or 6.7.2 release of shares from a HM Revenue and Customs approved share incentive plan. 6.8 With the exception of a disposal of the Company's securities received by you as a participant (for which clearance must be obtained), dealings in connection with the following employees' share schemes, provided such dealings do not involve any open-market sale of securities: 6.8.1 an HM Revenue and Customs approved SAYE option scheme or share incentive plan, under which participation is extended on similar terms to all or most employees of the participating companies in that scheme; or

8 6.8.2 a scheme on similar terms to a HM Revenue and Customs approved SAYE option scheme or share incentive plan, under which participation is extended on similar terms to all or most employees of the participating companies in that scheme. 6.9 The cancellation or surrender of an option under an employees' share scheme. 6.10 Transfers of the Company's securities already held by means of a matched sale and purchase into a saving scheme or into a pension scheme in which you are a participant or beneficiary. 6.11 An investment by you in a scheme or arrangement where the assets of the scheme (other than a scheme investing only in the Company's securities) or arrangement are invested at the sole discretion of a third party. 6.12 A dealing by you in the units of an authorised unit trust or in shares in an open-ended investment company, provided that, at the time of the dealing, the Company's securities do not represent more than 20 per cent of the assets of the unit trust or open-ended investment company and provided that the manager of the unit trust or open-ended investment company has sole discretion over the investments made. 7. YOUR CLOSELY ASSOCIATED PERSONS AND INVESTMENT MANAGERS 7.1 During a close period, you must try to prevent (by taking the steps in paragraph 7.2 below) any dealings in the Company's securities: 7.1.1 by or on behalf of any of your closely associated persons; and 7.1.2 by an investment manager acting on your behalf or on behalf of any of your closely associated persons where either you or any of your closely associated persons has funds under management with that investment manager, whether or not discretionary (except as permitted by paragraph 5.4). 7.2 You must inform each of your closely associated persons and each investment manager acting on your or their behalf in writing: 7.2.1 of the Company's name; 7.2.2 of the close periods when they cannot deal in the Company's securities; 7.2.3 of any other times when you know you cannot deal in the Company's securities because you have inside information about the Company (unless by doing do you would breach your duty of confidentiality to the Company); and 7.2.4 that they must tell you immediately of their intention to deal in the Company's securities so that you may seek clearance to deal under paragraph 3.1 above; and 7.2.5 that they must inform you promptly of any subsequent dealings in the Company's securities so that you can notify the Company of such dealing in accordance with paragraph 3.6 and, if relevant, paragraph 4. A pro forma letter for this purpose is set out at schedule 5.

9 8. PENALTIES Any dealing in breach of the Code will be regarded as a serious disciplinary matter. You may face criminal or civil action under insider dealing laws (see schedule 1 for further details). 9. GENERAL 9.1 The Code does not affect any contractual restrictions on dealings in the Company's securities which you may have agreed with the Company's brokers. 9.2 At certain times, you may have access to inside information about another company with which the Company or a member of its group is negotiating or transacting. You must not deal in the securities of that other company whilst you are in possession of such information. 10. CONTACT If you are not sure whether a dealing you or any of your closely associated persons wish to undertake is subject to the Code, you should consult the Company Secretary. 11. DEFINITIONS For the purposes of this Code: "close periods" means the periods set out in paragraph 2.1; "closely associated person" means, in relation to a person ("A"): (a) A's spouse or civil partner; (b) A's child or stepchild who is under the age of 18 years, is unmarried and does not have a civil partner; (c) a relative of A who has shared the same household for at least one year on the date of the transaction concerned; or (d) a legal person, trust or partnership, the managerial responsibilities of which are discharged by A or by a person referred to in (a), (b) or (c) above, which is directly or indirectly controlled by such a person, which is set up for the benefit of such a person, or the economic interests of which are substantially equivalent to those of such a person; "dealing" means, in relation to PDMRs, their closely associated persons, insiders and employees, any transaction conducted on their own account or for the account of a third party relating (directly or indirectly) to the Company's securities, including: (a) the pledging or lending of securities; (b) transactions undertaken by persons professionally arranging or executing transactions or by another person on behalf of the relevant person, including where discretion is exercised; (c) transactions made under a life insurance policy, where (i) the relevant person is a policyholder, (ii) the investment risk is borne by the policyholder; and (iii) the

10 policyholder has the power or discretion to make investment decisions regarding specific instruments for that life insurance policy. (d) acquisition, disposal, short sale, subscription or exchange; (e) acceptance or exercise of a stock option, including of a stock option granted to managers or employees as part of their remuneration package and the disposal of shares stemming from the exercise of a stock option; (f) entering into or exercise of equity swaps; (g) transactions in or related to derivatives, including cash-settled transactions; (h) entering into a contract for difference on a security of the Company; (i) acquisition, disposal or exercise of rights, including put and call options and warrants; (j) subscription to a capital increase or debt instrument issuance; (k) transactions in derivatives and financial instruments linked to a debt instrument of the Company, including credit default swaps; (l) conditional transactions, upon the occurrence of the conditions and actual execution of the transactions; (m) automatic or non-automatic conversion of a security into another security, including the exchange of convertible bonds to shares; (n) gifts and donations made or received, and inheritance received; (o) *transactions executed in index-related products, baskets and derivatives, which are linked to the Company's shares or debt instruments; (p) *transactions executed in shares or units of investment funds, including alternative investment funds (AIFs), where clients of the fund know, or could have knowledge of, the investment composition of the fund, and which are linked to the Company's shares or debt instruments; (q) *transactions executed by a manager of an AIF in which a person has invested, where the manager of the AIF does not operate under a fully discretionary mandate; (r) transactions executed by a third party under an individual portfolio or asset management mandate on behalf of or for the benefit of a person; and (s) borrowing or lending of securities; * an index-related product, a basket and a share/unit of investment funds (AIF and UCITS) will normally be deemed as a financial instrument linked to the Company's shares or debt instruments only when the weight carried by the Company's shares or debt instruments in the composition of the index, basket or investment fund is 20 per cent or more of the total composition of the index-related product, basket or investment fund, at the time of the transaction;

11 "inside information" means information which1: (a) is of a precise nature; (b) has not been made public; (c) relates, directly or indirectly, to the Company or the Company's securities; and (d) which, if it were made public, would be likely to have a significant effect on the price of the Company's securities. Information is "precise" if it indicates a set of circumstances which exists or which may reasonably be expected to come into existence, or an event which has occurred or which may reasonably be expected to occur, where it is specific enough to enable a conclusion to be drawn as to the possible effect of that set of circumstances or event on the price of the Company's securities. Information which, if it were made public, would be likely to have a significant effect on the price of the Company's securities means information which a reasonable investor would be likely to use as part of the basis of his or her investment decisions. “Inside information” includes "material nonpublic information" under U.S. federal securities laws. Information (whether fact, development or intended action) is considered material if there is a substantial likelihood that a reasonable investor would consider it important in determining whether to buy, sell, or hold a company’s securities, or if the information is likely to have a significant effect on the market price of such securities. Both positive and negative information may be material. Nonpublic means not broadly disseminated to the general public so that investors have been able to factor the information into the market price of the security. "insider" means any director or employee of the Company or any of its group companies who, because of his or her office or employment or involvement in a particular transaction or business situation, has access to inside information and whose name is therefore required to be included on any insider list maintained by the Company, including “executive officers” as defined in Rule 3b-7 under the Exchange Act; "MAR closed period" means (i) the period of 30 calendar days before the announcement of the Company's preliminary annual results or (to the extent the Company does not release an announcement of its preliminary annual results) or the period of 30 calendar days before the announcement of the Company's annual report and accounts; and (ii) the period of 30 calendar days before the announcement of the Company's interim results; "PDMR" means a person discharging managerial responsibilities in the Company and comprises each director of the Company and any other senior executive whom the board of the Company has determined should be treated as a person discharging managerial responsibilities on the basis that such person has: (i) regular access to inside information; and (ii) power to take managerial decisions affecting the future developments and business prospects of the Company; 1 See Article 7 of UK MAR.

12 "securities" means any publicly traded shares and debt instruments (eg bonds, notes and convertible debt) and any derivatives or other financial instruments linked to such shares or debt instruments (eg credit default swaps, contracts for difference and share options); and "trading plan" means a written plan between a PDMR or insider or employee and an independent third party which sets out a strategy for the acquisition and/or disposal of the Company's securities and (i) specifies the amount, price and date on which the securities are to be dealt in, or (ii) gives discretion to that independent third party to make trading decisions about the amount, price and date on which the securities are to be dealt in; or (iii) includes a written formula or similar for determining the amount, price and date on which the securities are to be dealt in. Any trading plan that sets out a strategy for the acquisition and/or disposal of the Company’s US securities must satisfy the conditions of Rule 10b5-1 promulgated under the Exchange Act. "US securities" means securities primarily traded in the United States and/or registered under the Securities Act of 1933, as amended, or the Exchange Act.

13 SCHEDULE 1: INSIDER DEALING LAWS In the UK, there are two legislative regimes that relate to insider dealing. These are: • the criminal insider dealing regime under the Criminal Justice Act 1993; and • the civil market abuse regime under the UK Market Abuse Regulation. Under each regime, it is an offence for someone to deal in securities when he or she has inside information relating to those securities. 1. Criminal insider dealing It is a criminal offence for an individual: 1.1 to deal in shares in respect of which he/she has inside information. The offence is committed if: 1.1.1 the dealing takes place on a UK stock market or with or through a broker (or other professional intermediary); 1.1.2 the person dealing has inside information which he/she knows is inside information; 1.1.3 the person dealing knows that he/she has the information from an inside source; and 1.1.4 the person deals in shares whose price is likely to be significantly affected by the inside information being made public; 1.2 to encourage someone else to deal in shares in respect of which that individual has inside information; and 1.3 to disclose inside information to another person otherwise than in the proper performance of his or her job (with a view to that other person profiting from the inside information). Insider dealing is punishable with imprisonment of up to seven years or a fine or both. These offences apply at any time - even if the dealing takes place outside a close period. Obtaining clearance to deal under the Code may not, in itself, provide a defence to a charge of insider dealing. 2. Market abuse Market abuse is a concept that encompasses unlawful behaviour in the financial markets and consists of insider dealing, unlawful disclosure of inside information and market manipulation. Such behaviour harms the integrity of financial markets and public confidence in securities traded on them. Under the UK Market Abuse Regulation, it is an offence for a person to: 2.1 engage or attempt to engage in insider dealing; 2.2 recommend that another person engage in insider dealing or induce another person to engage in insider dealing;

14 2.3 unlawfully disclose inside information; or 2.4 engage or attempt to engage in market manipulation. Insider dealing arises where a person possesses inside information and uses that information by acquiring or disposing of, for his or her own account or for the account of a third party, directly or indirectly, financial instruments to which that information relates. The use of inside information by cancelling or amending an order concerning a financial instrument to which the information relates, where the order was placed before the person concerned possessed the inside information, is also insider dealing. Unlawful disclosure of inside information arises where a person possesses inside information and discloses that information to another person, except where the disclosure is made in the normal exercise of an employment, a profession or duties. The market abuse offences are similar to the criminal insider dealing offences highlighted in paragraph 1 above. The significant difference between the two is that market abuse is a civil offence with a consequently lower burden of proof - a court must be satisfied only on "the balance of probabilities" that market abuse has occurred, rather than "beyond reasonable doubt" as is the case with the criminal insider dealing offences. Market abuse is also wider in scope - it not only deals with the abuse of inside information but also with other behaviour which has the effect of manipulating or distorting the market (for example by giving false or misleading impressions as to supply, demand or price or to secure the price at an abnormal or artificial level). The Financial Conduct Authority may impose penalties (including unlimited fines) on any person who commits market abuse. The market abuse offences apply at any time - even if the dealing takes place outside a close period. Obtaining clearance to deal under the Code may not, in itself, provide a defence to a charge of market abuse. In the U.S., federal securities laws prohibit insider trading. Specifically, the federal securities laws prohibit: 1.1 the purchase or sale of securities of any entity while in possession of material nonpublic information about such entity; 1.2 communication of material nonpublic information to another person who trades on the information or who passes the information on to another who trades, which is known as “tipping;” and 1.3 the misappropriation (i.e., dishonest taking) of material nonpublic information from any entity about another entity’s security. A person who has violated the insider trading laws, including a person who shares inside information with another person who trades on the information, i.e. a “tipper,” may be subject to a criminal penalty of up to $5,000,000 and twenty years in prison, and a civil penalty of up to the greater of $1,000,000 or three times the profit gained or loss avoided as a result of such unlawful purchase, sale or communication.

SCHEDULE 2: DEALING REQUEST FORM

Please send the signed original of this form to the Company Secretary. Your request will be considered by the relevant person designated to consider requests for clearance to deal by paragraph 3 of PureTech Health plc's Securities Dealing Code (**"Code"**).

I,……………………………………………………………………….(BLOCK CAPITALS PLEASE)

in accordance with the Code, hereby request permission to deal in PureTech Health plc's securities as indicated below:

Full name(s) of person dealing	If a closely associated person, please give name and relationship to you eg spouse. If dealing on the account of a third party, specify the name of the third party	
Type of security	eg ordinary shares	
Number of securities or amount to be invested/divested	Please enter the number of securities or the financial consideration to be realised/paid for the purchase or sale of securities	
Nature of dealing	eg sale, purchase, ISA investment, exercise under company share option scheme etc	

I am not in possession of any inside information (as defined in the Code) relating to PureTech Health plc. If this should change at any time before the transaction, I undertake not to proceed with the transaction.

I undertake to deal as soon as possible after clearance has been given, and in any event within five business days of clearance being given. I understand that this permission to deal is no longer valid beyond that time.

I will submit a "Dealing Notification" immediately after the transaction takes place and in any event within one business day of the transaction. Please confirm that permission has been granted for the above transaction to take place by countersigning and returning this form.

Signed………………………………………………. Dated……………………………….

PERMISSION GRANTED TO DEAL

Permission has been granted for ………………………………………… to carry out the above transaction on the basis it is completed no later than close of business on ……………………………., being five business days following the date of this permission.

Signed…………………………………………..…… Dated……………………..………...
Company Secretary/Finance Director/CEO/Chairman
of PureTech Health plc

15

16 SCHEDULE 3: DEALING NOTIFICATION2 1 Details of the person discharging managerial responsibilities/person closely associated a) Name [For natural persons: the first name and the last name(s).] [For legal persons: full name including legal form as provided for in the register where it is incorporated, if applicable.] 2 Reason for the notification a) Position/status [For persons discharging managerial responsibilities: the position occupied within the issuer, emission allowances market participant/auction platform/auctioneer/auction monitor should be indicated, e.g. CEO, CFO.] [For persons closely associated, — An indication that the notification concerns a person closely associated with a person discharging managerial responsibilities; — Name and position of the relevant person discharging managerial responsibilities.] b) Initial notification/Amendment [Indication that this is an initial notification or an amendment to prior notifications. In case of amendment, explain the error that this notification is amending.] 3 Details of the issuer, emission allowance market participant, auction platform, auctioneer or auction monitor a) Name [Full name of the entity.] b) LEI [Legal Entity Identifier code in accordance with ISO 17442 LEI code.] 4 Details of the transaction(s): section to be repeated for (i) each type of instrument; (ii) each type of transaction; (iii) each date; and (iv) each place where transactions have been conducted a) Description of the financial instrument, type of instrument Identification code [— Indication as to the nature of the instrument: — a share, a debt instrument, a derivative or a financial instrument linked to a share or a debt instrument; — an emission allowance, an auction product based on an emission allowance or a derivative relating to an emission allowance. — Instrument identification code as defined under Commission Delegated Regulation supplementing Regulation (EU) No 600/2014 of the European Parliament and of the Council with regard to regulatory technical standards for the reporting of transactions to competent authorities adopted under Article 26 of Regulation (EU) No 600/2014.] b) Nature of the transaction [Description of the transaction type using, where applicable, the type of transaction identified in Article 10 of the Commission Delegated 2 As prescribed by the Annex to EU Regulation 2016/523, which lays down implementing technical standards with regard to the format and template for notification and public disclosure of managers' transactions in accordance with MAR.

17 Regulation (EU) 2016/522 (1) adopted under Article 19(14) of Regulation (EU) No 596/2014 or a specific example set out in Article 19(7) of Regulation (EU) No 596/2014. Pursuant to Article 19(6)(e) of Regulation (EU) No 596/2014, it shall be indicated whether the transaction is linked to the exercise of a share option programme.] c) Price(s) and volume(s) Price(s) Volume(s) [Where more than one transaction of the same nature (purchases, sales, lendings, borrows, …) on the same financial instrument or emission allowance are executed on the same day and on the same place of transaction, prices and volumes of these transactions shall be reported in this field, in a two columns form as presented above, inserting as many lines as needed. Using the data standards for price and quantity, including where applicable the price currency and the quantity currency, as defined under Commission Delegated Regulation supplementing Regulation (EU) No 600/2014 of the European Parliament and of the Council with regard to regulatory technical standards for the reporting of transactions to competent authorities adopted under Article 26 of Regulation (EU) No 600/2014.] d) Aggregated information — Aggregated volume — Price [The volumes of multiple transactions are aggregated when these transactions: — relate to the same financial instrument or emission allowance; — are of the same nature; — are executed on the same day; and — are executed on the same place of transaction. Using the data standard for quantity, including where applicable the quantity currency, as defined under Commission Delegated Regulation supplementing Regulation (EU) No 600/2014 of the European Parliament and of the Council with regard to regulatory technical standards for the reporting of transactions to competent authorities adopted under Article 26 of Regulation (EU) No 600/2014.] [Price information: — In case of a single transaction, the price of the single transaction; — In case the volumes of multiple transactions are aggregated: the weighted average price of the aggregated transactions. Using the data standard for price, including where applicable the price currency, as defined under Commission Delegated Regulation supplementing Regulation (EU) No 600/2014 of the European Parliament and of the Council with regard to regulatory technical standards for the reporting of transactions to competent authorities adopted under Article 26 of Regulation (EU) No 600/2014.] e) Date of the transaction [Date of the particular day of execution of the notified transaction. Using the ISO 8601 date format: YYYY-MM-DD; UTC time.]

18 f) Place of the transaction [Name and code to identify the MiFID trading venue, the systematic internaliser or the organised trading platform outside of the Union where the transaction was executed as defined under Commission Delegated Regulation supplementing Regulation (EU) No 600/2014 of the European Parliament and of the Council with regard to regulatory technical standards for the reporting of transactions to competent authorities adopted under Article 26 of Regulation (EU) No 600/2014, or if the transaction was not executed on any of the above mentioned venues, please mention ‘outside a trading venue’.] 1 Commission Delegated Regulation (EU) 2016/522 of 17 December 2015 supplementing Regulation (EU) No 596/2014 of the European Parliament and of the Council as regards an exemption for certain third countries public bodies and central banks, the indicators of market manipulation, the disclosure thresholds, the competent authority for notifications of delays, the permission for trading during close periods and types of notifiable managers' transactions (see page 1 of this Official Journal)

19 SCHEDULE 4: PDMR CONFIRMATION3 To: PureTech Health plc (the "Company") I confirm and acknowledge that: 2. I have read and understood the Company's Securities Dealing Code which, amongst other things, contains restrictions on my ability to deal in the Company's securities and sets out my obligations to notify the Company of any dealings in the Company's securities carried out on my account or on the account of any of my closely associated persons. 3. The Company is required to draw up a list of each of its PDMR's closely associated persons. My closely associated persons are the following: Closely associated person Name Address (i) Spouse (ii) Civil partner (iii) Dependent (ie unmarried/without a civil partner) children under the age of 18 (including stepchildren) (iv) Any relative who has shared the same household as me for at least one year (as of the date I completed this table) (v) Any legal person (eg company), trust or partnership, the managerial responsibilities of which are discharged by me or by a person referred to in (i), (ii), (iii) or (iv) above, which is directly or indirectly controlled by me or such a person, which is set up for the benefit of me or such a person, or the economic interests of which are substantially equivalent to 3 This confirmation is intended to address the requirements of (i) Article 18(2) of UK MAR which requires issuers to “take all reasonable steps to ensure that any person on the insider list acknowledges in writing the legal and regulatory duties entailed and is aware of the sanctions applicable to insider dealing and unlawful disclosure of inside information” and (ii) Article 19(5) of UK MAR which requires issuers to inform PDMRs in writing of their obligation to notify dealings in securities carried out on their own account or for the account of any of their closely associated persons and to draw up a list of PDMRs and persons closely associated with them.

20 those of me or such a person 4. To the best of my knowledge, this list is complete and accurate. I will inform the Company promptly should any of the information in it change. 5. I have sent a copy of the letter set out in schedule 5 to the Securities Dealing Code to each of my closely associated persons listed above. 6. I further understand that I may be deemed to be an "insider" because I may, from time to time or on a permanent basis, have access to inside information relating to the Company. I understand the legal and regulatory duties that this entails, including my obligations to keep such information confidential and not to deal in the Company's securities whilst in possession of that information. I acknowledge that, to the extent I am deemed to be an insider, my details would be included on an insider list maintained by the Company. 7. I understand the prohibitions and sanctions apply to insider dealing and the unlawful disclosure of inside information set out in the UK Market Abuse Regulation and the Criminal Justice Act 1993. Signed: …………………………………………………………. Name: …………………………………………………………. Date: ………………………………………………………….

21 SCHEDULE 5: PRO FORMA LETTER TO CLOSELY ASSOCIATED PERSONS Part 1: Pro forma letter to closely associated persons Dear  PureTech Health plc (the "Company") In accordance with the UK Market Abuse Regulation and the Company's Securities Dealing Code ("Code"), a copy of which is enclosed with this letter, I am writing formally to notify you of the following: 1. I am subject to the Code because of my position in the PureTech Health group. 2. You are a "person closely associated" with me for the purposes of the UK Market Abuse Regulation and the Code. You are therefore subject to certain restrictions as detailed below. 3. There are generally two close periods each year prior to the announcement of the Company's [preliminary annual results] OR [annual report and accounts] and interim results, during which dealing in the Company's securities is generally prohibited. This year, those close periods are  to  and  to  . There may be other times when dealings in the Company's securities are prohibited under the Code and I will inform you of these, unless my duty of confidentiality to the Company prevents me from doing so. 4. Subject to limited exceptions, you will not be able to deal in the Company's securities during these close periods. 5. Before you deal in the Company's securities at any time, you must give me full details of the proposed dealing as I may be obliged to seek clearance from the Company before the dealing can take place. 6. [include the following if the sender is a PDMR][In addition, all dealings carried out on your own account in the Company's securities must be notified to the Company immediately after they have taken place and in any event within one business day of the dealing. When notifying a dealing, you must use the form set out in schedule 3 to the Code and make sure it is fully completed. The Company will then submit these details to the Financial Conduct Authority on your behalf and will also publicly announce them. Therefore, you must advise me immediately after you have dealt in the Company's securities.] OR [include the following if the sender is an insider only]You must advise me immediately after you have dealt in the Company's securities. 7. The Company's "securities" include its listed shares, any of its listed loan notes, bonds or other debt instruments and any share options, warrants or any other securities such as derivatives that are linked to its listed shares or debt instruments. 8. "Dealings" are defined in the Code and comprise any transactions carried out by you or on your behalf relating to the Company's securities. Dealings include (but are not limited to) sales, purchases, grant to or acceptance of options, exercise of options, transactions effected on your behalf by brokers or other professionals (including where discretion is exercised) and the pledging or lending of securities.

22 9. I am also obliged to inform the Company of the identity of each of my closely associated persons. I have therefore informed the Company of your name and address and the nature of your relationship or connection with me. Please acknowledge receipt of this letter by signing and returning a copy to me. Yours sincerely Signature: ………………………………………….. Name: ……………………………………………… (on copy) Signed and acknowledged by: Signature: …………………………………………. Name: ……………………………………………... Date: ……………………………………………….

23 Part 2: Pro forma letter to investment managers Dear  PureTech Health plc ("the Company") In accordance with the Company's Securities Dealing Code ("Code"), I am writing formally to notify you of the following: 1. I am subject to the Code because of my position in the Company's group. 2. You are a relevant investment manager for the purposes of the Code. You are therefore subject to certain restrictions as detailed below. 3. There are generally two close periods each year prior to the announcement of the Company's preliminary annual results (or its annual report and accounts if no preliminary results are announced) and its interim results, during which dealing in the Company's securities is generally prohibited. This year, those close periods are  to  and  to  . There may be other times when dealings in the Company's securities are prohibited under the Code and I will inform you of these, unless my duty of confidentiality to the Company prevents me from doing so. 4. Subject to limited exceptions (which I will advise you of separately, if relevant to you), you will not be able to deal in the Company's securities during these close periods. 5. Before you deal in the Company's securities at any time, you must give me full details of the proposed dealing as I may be obliged to seek clearance from the Company before the dealing can take place. 6. You must advise me immediately after you have dealt in the Company's securities. 7. the Company's "securities" include its listed shares, any of its listed loan notes, bonds or other debt instruments and any share options, warrants or any other securities such as derivatives that are linked to its listed shares or debt instruments. 8. "Dealings" are defined in the Code and comprise any transactions carried out by you on my behalf relating to the Company's securities, including where discretion is exercised. Please acknowledge receipt of this letter by signing and returning a copy to me. Yours sincerely Signature: ………………………………………….. Name: ………………………………………………

24 (on copy) Signed and acknowledged by: Signature: …………………………………………. Name: ……………………………………………... Date: ……………………………………………….